Exhibit 99.1

West Corporation	AT THE COMPANY:

11808 Miracle Hills Drive	Carol Padon
Omaha, NE 68154	Vice-President of IR &PR

(402) 963-1500

WEST CORPORATION ANNOUNCES 2005 FINANCIAL OUTLOOK

     (Omaha, NE — December 15, 2004) — West Corporation (NASDAQ: WSTC), a leading provider of outsourced communication solutions, today announced its financial guidance for 2005. The company expects to report revenues in the range of $1,375 to $1,425 million, and net income between $120 and $130 million for the fiscal year ending December 31, 2005. These results are expected to yield a consolidated operating margin between 15% and 15.75%.

     Additional 2005 Guidance:

•	The company’s Communications Services segment is expected to produce revenues between $835 and $850 million with operating margins between 12% and 13%.

•	The company’s Conferencing Services segment is expected to produce revenue in the range of $355 to $375 million with operating margins between 21.5% and 22.5%.

•	The company’s Receivables Management segment is expected to produce revenue in the range of $185 to $200 million with operating margins between 17% and 17.5%.

•	Cash Flow from Operations is expected to be in the range of $190 to $210 million.

•	Capital expenditures are expected to be between $60 and $70 million.

•	The company’s 2005 guidance assumes no acquisitions or additional changes in the current operating environment.

     Conference Call

The company will hold a conference call to discuss its 2005 guidance on December 16th at 10:00 AM Central time. Investors may access the call by visiting the Investor Relations section of the West Corporation website at www.west.com and clicking on the Live Webcast icon. If you are unable to participate during the live webcast, a replay of the call will also be available on the website.

About West Corporation

West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies. The company helps its clients communicate effectively, maximize the value of their customer relationships and drive greater revenue from each transaction. West’s integrated suite of customized solutions includes customer acquisition, customer care and retention services, interactive voice response services, conferencing and accounts receivable management services.

Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of approximately 27,000 employees based in North America, Europe and Asia.

For more information, please visit www.west.com.

This news release contains forward-looking statements within the meaning of the Federal securities laws. You can identify forward-looking statements by the use of words such as “will,” “expects,” “plans,” “believes,” “estimates,” “intend,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. For example, statements of expected 2005 revenue, net income, margins, cash flows and capital expenditures are all forward-looking statements.

Our actual results could differ materially from the expectations expressed in these statements. Factors that could cause our results to differ include: we face risks in connection with completed or potential acquisitions; we are subject to extensive regulation that could limit or restrict our activities and impose financial requirements or limitations on the conduct of our business; we cannot be certain that we will be able to compete successfully in our highly competitive industries; our operating results may be harmed if we are unable to maximize our call center utilization; increases in the cost of telephone and data services or significant interruptions in such services could seriously harm our business; we must continue to attract and retain a sufficient number of qualified employees; the financial results of our receivables management segment depends on our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts; because of the length of time involved in collecting charged-off consumer receivables on acquired portfolios and the volatility in the timing of our collections, we may not be able to identify trends and make changes in our portfolio purchasing strategies in a timely manner, as well as the other risks that are described from time to time in our SEC reports (including but not limited to our annual report on Form 10-K for the year ended December 31, 2003, and subsequently filed reports). We assume no obligation to update these forward-looking statements.

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